Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-77457 and No. 333-112877) pertaining to the Brunswick Retirement Savings Plan of our report dated June 27, 2011, with respect to the statement of net assets of the Brunswick Retirement Savings Plan as of December 31, 2010 included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young, LLP

Chicago, Illinois
June 19, 2012

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-112878 and No. 333-77457) pertaining to the Brunswick Rewards Plan of our report dated June 27, 2011, with respect to the statement of net assets of the Brunswick Rewards Plan as of December 31, 2010 included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young, LLP

Chicago, Illinois
June 19, 2012